                                 EXHIBIT 21.1


                  SUBSIDIARIES OF MILLER EXPLORATION COMPANY



        NAME                     STATE OF INCORPORATION OR ORGANIZATION
        ----                     --------------------------------------
      Miller Oil Corporation*                    Michigan

* Gives effect to the Combination Transaction